Filed Pursuant to Rule 424(b)(2)

File No. 333-103711

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2004

Prospectus Supplement to Prospectus dated March 31, 2003

$

Wells Fargo & Company

Principal Protected Inflation Plus Equity Notes

Linked to the Consumer Price Index and the S&P 500 Index® due                 , 2011

Notes:	Senior unsecured debt securities of Wells Fargo & Company.

Underlying Index:

Performance of the notes linked to the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, as reported by the Bureau of Labor Statistics of the U.S. Department of Labor and to the S&P 500 Index, as calculated by Standard & Poor’s®, a division of The McGraw-Hill Companies, Inc.

Denominations:	$1,000 and whole multiples of $1,000.

Stated Maturity:	, 2011, subject to postponement if a market disruption event occurs.

Redemption:	Wells Fargo cannot redeem the notes prior to maturity.

Interest Payments:

Wells Fargo will pay interest on the notes on July 6 of each year beginning in 2005 and ending in 2010 and on the stated maturity date. The rate of interest that will apply to an interest payment for an interest payment date will be equal to the annual percentage change in the Consumer Price Index and therefore a percentage equal to the greater of (i) zero and (ii) the product of:

100 x	[	Ref CPI (n)	– 1	]
Ref CPI (n–1)

where

•	Ref CPI refers to the U.S. Department of Treasury’s reference Consumer Price Index for the first day of July, which is the Consumer Price Index for the preceding April,

•	Ref CPI (n) is the Ref CPI preceding the interest payment date, and

•	Ref CPI (n–1) is the Ref CPI preceding the prior interest payment date (or, in the case of the first interest payment date, 188.00, the Ref CPI for 2004).

Payment at Stated Maturity:	On the stated maturity date, we will pay you, per $1,000 note, $1,000 plus an equity bonus equal to the greater of (i) zero and (ii) the S&P 500 return amount minus the CPI interest amount.

S&P 500 Return Amount:

The S&P 500 return amount, per $1,000 note, will be equal to the product of (i) $1,000 and (ii) the sum of the capped quarterly returns for 28 or 29 quarterly measurement periods, depending on the stated maturity date of the notes. The capped quarterly return for any quarterly measurement period will be expressed as a percentage and be calculated based on the starting and ending index levels of such period and will be equal to the lesser of:

(i)	ending index level – starting index level;	and
starting index level

(ii)	5.00%.

The initial starting index level will be the closing level of the S&P 500 Index on June 30, 2004. The notes do not provide for a quarterly limit on decreases in the S&P 500 Index.

CPI Interest Amount:	The CPI interest amount, per $1,000 note, will be equal to the sum of the interest payments paid and payable on such note in accordance with its terms.

No Listing:	The notes will not be listed or displayed on any securities exchange, The Nasdaq National Market or any electronic communications network.

Investing in the notes involves risks.  See “ Risk Factors” on page S-11.

The notes are unsecured debt obligations of Wells Fargo. The notes are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to Wells Fargo & Company
Per Note	%	%	%
Total

The underwriter expects to deliver the notes in book-entry form only through The Depository Trust Company on or about                     , 2004.

Wells Fargo Securities, LLC

The date of this prospectus supplement is                      , 2004.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500®,” and “500®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by us. The notes, based on the performance of the S&P 500 Index, are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.

Wells Fargo Securities, LLC and its affiliates may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the notes. Wells Fargo Securities, LLC and its affiliates may act as principal or agent in the transactions, and sales will be made at prices related to prevailing market prices at the time of sale. We will not update this prospectus supplement after the date hereof and, in particular, will not update this prospectus supplement to reflect changes in the historical values of the Consumer Price Index or the S&P 500 Index or changes in the tax treatment of the notes. If you purchase notes after the initial public offering, you should review the recent value of the Consumer Price Index and the S&P 500 Index and determine whether there have been any changes to the tax treatment of the notes at the time you purchase the notes.

SUMMARY INFORMATION—QUESTIONS AND ANSWERS

This summary contains questions and answers that highlight selected information from this prospectus supplement and accompanying prospectus to help you understand the notes. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section beginning on page S-11 to determine whether an investment in the notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed information set forth elsewhere in this prospectus supplement and the accompanying prospectus. When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus supplement we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

What Are The Notes?

The notes are a series of our senior debt securities whose value is linked to changes in the level of the Consumer Price Index and to the performance of the S&P 500 Index. See “The Consumer Price Index” and “The S&P 500 Index.” The notes will rank equally with all of our other senior unsecured debt, and will mature on                 , 2011, unless postponed because a market disruption occurs. See “Description of the Notes.”

Who Publishes The Consumer Price Index And What Does The Consumer Price Index Measure?

The Consumer Price Index, for purposes of the notes, is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (the “Bureau of Labor Statistics”) and reported on Bloomberg page CPURNSA or any successor service or successor page. The Bureau of Labor Statistics makes almost all Consumer Price Index data publicly available. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the internet at http://www.bls.gov/cpi/. The Consumer Price Index for a particular month is published during the following month.

According to the publicly available information provided by the Bureau of Labor Statistics, the Consumer Price Index is a measure of the average change in consumer prices over time in a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, drugs and charges for the services of doctors and dentists. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are also included. Income taxes and investment items such as stocks, bonds and life insurance are not included. The Consumer Price Index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the Consumer Price Index, price changes for the various items are averaged together with weights that represent their significance in the spending of urban households in the United States.

The U.S. Department of Treasury also uses the Consumer Price Index in the interest calculations of inflation-indexed securities issued by the Department. The reference Consumer Price

Index used by the U.S. Department of Treasury for the first day of any calendar month is the Consumer Price Index for the third preceding calendar month. Accordingly, the reference Consumer Price Index for the first day of July is the Consumer Price Index for April, published by the Bureau of Labor Statistics in May.

Who Publishes The S&P 500 Index And What Does The S&P 500 Index Measure?

The S&P 500 Index is published by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), and is intended to provide an indication of the pattern of common stock price movement. The value of the S&P 500 Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. See “The S&P 500 Index.”

Please note that an investment in the notes does not entitle you to any ownership or other interest in the stocks of the companies included in the S&P 500 Index.

What Interest Payments Will I Receive On The Notes?

We will pay interest on the notes on July 6 of each year beginning in 2005 and ending in 2010 and on the stated maturity date, each of which we refer to as an “interest payment date.” The rate of interest that will apply to an interest payment for an interest payment date will be equal to the annual percentage change in the Consumer Price Index and therefore a percentage equal to the greater of (i) zero and (ii) the product of:

100 x	[	Ref CPI (n)	– 1	]
Ref CPI (n–1)

where

•	Ref CPI refers to the U.S. Department of Treasury’s reference Consumer Price Index for the first day of July, which is the Consumer Price Index for the preceding April,

•	Ref CPI (n) is the Ref CPI preceding the interest payment date, and

•	Ref CPI (n-1) is the Ref CPI preceding the prior interest payment date (or, in the case of the first interest payment date, 188.00, the Ref CPI for 2004).

See “Description of the Notes—Interest” for details.

What Will I Receive If I Hold The Notes Until The Stated Maturity Date?

We have designed the notes for investors who want to protect their investment by receiving at least 100% of the principal amount of their investment at maturity, who want to receive annual interest payments based on inflation during the term of the notes and who want to participate in a possible increase in the S&P 500 Index (subject to capped quarterly returns) to the extent that such increase exceeds the amount of the aggregate interest payments. On the stated maturity date, you will receive a payment per $1,000 note equal to the sum of (i) $1,000 and (ii) the equity bonus, if any, plus any accrued and unpaid interest to, but excluding, the stated maturity date. Under no circumstances will the equity bonus be less than zero. As a result, if you hold the notes until the stated maturity date, you will not receive less than $1,000 per $1,000 note.

How Will The Equity Bonus Be Calculated?

The “equity bonus” per $1,000 note will be equal to the greater of (i) zero and (ii) the S&P 500 return amount minus the CPI interest amount.

The “S&P 500 return amount” per $1,000 note will be equal to the product of (i) $1,000 and (ii) the sum of the capped quarterly returns for 28 or 29 quarterly measurement periods, depending on the stated maturity date. The “capped quarterly return” for any measurement period will be expressed as a percentage and be calculated based on the starting and ending index levels of the S&P 500 Index of such period and will be equal to the lesser of:

(1) ending index level - starting index level; and

                        starting index level

(2) 5.00%.

The notes do not provide for a quarterly limit on decreases in the S&P 500 Index.

We refer to the period between any two consecutive measurement dates as “measurement periods.” The measurement dates will be March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2004, or if any such day is not a trading day, the next trading day, subject to postponement if a market disruption event occurs. The final measurement date will be                 , 2011.

The “CPI interest amount” per $1,000 note will be equal to the sum of all interest payments paid or payable on such note in accordance with its terms to and including the stated maturity date.

See “Description of the Notes—Interest,” “Description of the Notes—Determination of Equity Bonus,” “Description of the Notes—Discontinuance of the S&P 500 Index; Alteration of Method of Calculation” and “Description of the Notes—Market Disruption Events” for details.

Amount Payable At Stated Maturity—Examples

The amount payable on the notes at stated maturity is dependent upon the closing level of the S&P 500 Index on each measurement date and annual changes in the level of the Consumer Price Index, each of which may be subject to significant variations over the term of the notes. As a result, it is not possible to present examples illustrating a complete range of possible payments on the stated maturity date. Here are four examples of hypothetical calculations of the amount payable on the stated maturity date, each assuming that there are 28 measurement periods and that the starting index level of the S&P 500 Index for the first measurement period is 1124.99.

Assume For Purposes Of Example 1A and Example 1B That The Closing Level Of The S&P 500 Index On Each Measurement Date Is As Shown Below:

	S&P 500 Index Level	Quarterly Index Return	Capped Quarterly Return
2004
June 30	1124.99
September 30	1179.03	4.80%	4.80%
December 31	1208.71	2.52%	2.52%

2005
March 31	1244.37	2.95%	2.95%
June 30	1273.33	2.33%	2.33%
September 30	1268.10	-0.41%	-0.41%
December 31	1327.42	4.68%	4.68%

2006
March 31	1285.65	-3.15%	-3.15%
June 30	1249.28	-2.83%	-2.83%
September 30	1238.33	-0.88%	-0.88%
December 31	1202.32	-2.91%	-2.91%

2007
March 31	1184.03	-1.52%	-1.52%
June 30	1184.97	0.08%	0.08%
September 30	1233.34	4.08%	4.08%
December 31	1291.56	4.72%	4.72%

2008
March 31	1326.44	2.70%	2.70%
June 30	1327.19	0.06%	0.06%
September 30	1346.21	1.43%	1.43%
December 31	1336.30	-0.74%	-0.74%

2009
March 31	1393.18	4.26%	4.26%
June 30	1385.37	-0.56%	-0.56%
September 30	1441.03	4.02%	4.02%
December 31	1502.99	4.30%	4.30%

2010
March 31	1527.49	1.63%	1.63%
June 30	1561.74	2.24%	2.24%
September 30	1568.80	0.45%	0.45%
December 31	1513.01	-3.56%	-3.56%

2011
March 31	1535.00	1.45%	1.45%
June 30	1533.96	-0.07%	-0.07%

Sum of the capped quarterly returns			32.09%

Since no quarterly return for any measurement period exceeds 5.00%, the capped quarterly return for each measurement period would be the actual quarterly return for such measurement period.

The sum of the capped quarterly returns for all measurement periods would be 32.09%, and the S&P 500 return amount would be $320.90 per $1,000 note.

Example 1A. Assume For Purposes Of This Example 1A That The CPI Interest Amount Is $210.00, Which Is Less Than The S&P 500 Return Amount.

The Equity Bonus Would Be:

$320.90-$210.00 = $110.90

The Amount Payable On The Stated Maturity Date Per $1,000 Note Would Be:

$1,000.00 + $110.90 = $1,110.90

Example 1B. Assume For Purposes Of This Example 1B That The CPI Interest Amount Is $350.00, Which Is Greater Than The S&P 500 Return Amount.

The Equity Bonus Would Be Zero.

The Amount Payable On The Stated Maturity Date Per $1,000 Note Would Be:

$1,000.00 + $0 = $1,000.00

Assume For Purposes Of Example 2A and Example 2B That The Closing Level Of The S&P 500 Index On Each Measurement Date Is As Shown Below:

	S&P 500 Index Level	Quarterly Index Return	Capped Quarterly Return
2004
June 30	1124.99
September 30	1205.86	7.19%	5.00%
December 31	1317.24	9.24%	5.00%

2005
March 31	1384.50	5.11%	5.00%
June 30	1388.18	0.27%	0.27%
September 30	1407.94	1.42%	1.42%
December 31	1535.85	9.08%	5.00%

2006
March 31	1632.32	6.28%	5.00%
June 30	1588.40	-2.69%	-2.69%
September 30	1730.86	8.97%	5.00%
December 31	1703.69	-1.57%	-1.57%

2007
March 31	1856.18	8.95%	5.00%
June 30	1828.66	-1.48%	-1.48%
September 30	1882.09	2.92%	2.92%
December 31	1829.26	-2.81%	-2.81%

2008
March 31	1831.81	0.14%	0.14%
June 30	2003.32	9.36%	5.00%
September 30	2140.51	6.85%	5.00%
December 31	2093.99	-2.17%	-2.17%

	S&P 500 Index Level	Quarterly Index Return	Capped Quarterly Return

2009
March 31	2233.04	6.64%	5.00%
June 30	2215.39	-0.79%	-0.79%
September 30	2323.79	4.89%	4.89%
December 31	2263.37	-2.60%	-2.60%

2010
March 31	2272.74	0.41%	0.41%
June 30	2331.37	2.58%	2.58%
September 30	2426.70	4.09%	4.09%
December 31	2500.30	3.03%	3.03%

2011
March 31	2430.62	-2.79%	-2.79%
June 30	2402.55	-1.15%	-1.15%

Sum of the capped quarterly returns			51.70%

Since the quarterly return for certain measurement periods exceeds 5.00%, the capped quarterly return for these measurement periods would be 5.00%. The sum of the capped quarterly returns for all measurement periods would be 51.70%, and the S&P 500 return amount would be $517.00 per $1,000 note.

Example 2A. Assume For Purposes Of This Example 2A That The CPI Interest Amount Is $210.00, Which Is Less Than The S&P 500 Return Amount.

The Equity Bonus Would Be:

$517.00-$210.00 = $307.00

The Amount Payable On The Stated Maturity Date Per $1,000 Note Would Be:

$1,000.00 + $307.00 = $1,307.00

Example 2B. Assume For Purposes Of This Example 2B That The CPI Interest Amount Is $560.00, Which Is Greater Than The S&P 500 Return Amount.

The Equity Bonus Would Be Zero.

The Amount Payable On The Stated Maturity Date Per $1,000 Note Would Be:

$1,000.00 + $0 = $1,000.00

How Has The Consumer Price Index Performed Historically?

We have provided a graph and a table showing the levels of the Consumer Price Index from January 1995 through April 2004. We have provided this historical information to help you evaluate the behavior of the Consumer Price Index in various economic environments. You should realize, however, that past performance is not necessarily indicative of how the Consumer Price Index or the notes will perform in the future. See “The Consumer Price Index—Historical Information.”

How Has The S&P 500 Index Performed Historically?

We have provided a graph and a table showing the performance of the S&P 500 Index from January 1, 1995 through June 2, 2004. We have provided this historical information to help you evaluate the behavior of the S&P 500 Index in various economic environments. You should realize, however, that past performance is not necessarily indicative of how the S&P 500 Index or the notes will perform in the future. See “The S&P Index—Historical Information.”

How Will I Be Able To Find The Index Levels?

You may obtain the closing level of the S&P 500 Index from S&P and from many financial news services. You may obtain the level of the Consumer Price Index from the Bureau of Labor Statistics of the U.S. Department of Labor.

Are There Any Risks Associated With My Investment?

Yes, the notes are subject to a number of risks. See “Risk Factors” beginning on page S-11.

What About Taxes?

The notes will be subject to U.S. Treasury regulations that apply to contingent payment debt instruments. As a result, even though you will receive interest on the notes based on the level of the Consumer Price Index during the term of the notes, you will be subject to United States federal income tax on the accrual of original issue discount in respect of the notes based on the “comparable yield” of the notes, which will generally be the rate at which we could issue a fixed rate debt instrument with terms and conditions similar to the notes, but in any event not less than the applicable Federal rate (based on the overall maturity of the notes). In addition, gain and, to some extent, loss upon maturity or on the sale, exchange or other disposition of the notes will generally be ordinary income or loss. See “United States Federal Income Tax Consequences.”

Who Is Wells Fargo & Company?

We are a diversified financial services company organized under the laws of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

What Is The Role Of Wells Fargo Securities, LLC?

Wells Fargo Securities, LLC, one of our subsidiaries, is the underwriter for the offering and sale of the notes. Wells Fargo Securities, LLC will also be the calculation agent for purposes of calculating the amounts payable to you. Potential conflicts of interest may exist between Wells Fargo Securities, LLC and you as a beneficial owner of the notes. See “Risk Factors—Potential Conflicts of Interest Exist Because We Control Wells Fargo Securities, LLC, Which Will Act As The Calculation Agent” and “Description of the Notes—Calculation Agent.”

After the initial offering, Wells Fargo Securities, LLC and/or one of its affiliates may make a market in the notes and may stabilize or maintain the market price of the notes during the initial distribution of the notes. However, neither Wells Fargo Securities, LLC nor any of its affiliates will be obligated to engage in any of these market activities or to continue them once they are begun.

Will The Notes Be Listed On A Stock Exchange?

No. The notes will not be listed or displayed on any securities exchange, The Nasdaq National Market or any electronic communications network. Wells Fargo Securities, LLC and/or its affiliates may make a market for the notes, but are not required to do so.

In What Form Will The Notes Be Issued?

The notes will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your notes. See “Description of Notes—Book-Entry, Delivery and Form.”

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference. As described in more detail below, the trading price of the notes may vary considerably before the stated maturity date due to, among other things, fluctuations in the price of the common stocks that make up the S&P 500 Index, fluctuations in the level of the Consumer Price Index and other events that are difficult to predict and are beyond our control.

You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

These Notes Are Different From Our Conventional Debt Securities In Several Ways.

•	The Interest Rate Applicable To Any Interest Payment Could Be Zero. The interest rate payable on the notes on any interest payment date will be linked to changes in the level of the Consumer Price Index during the preceding calendar year. If the Consumer Price Index does not increase during any such year (i.e., if there is no inflation) or if the Consumer Price Index decreases during any such year (i.e., if there is deflation), the interest rate for the corresponding interest payment will be zero.

•	The Notes May Not Pay More Than The Principal Amount At Stated Maturity. If the S&P 500 return amount is not greater than the CPI interest amount you will only receive the principal amount of $1,000 for each $1,000 note you hold at stated maturity.

•	The Yield May Be Lower Than The Yield On A Conventional Debt Security Of Comparable Maturity. The level of the Consumer Price Index as of each April during the term of the notes may be less than, equal to or only somewhat greater than its value as of the preceding April. As a result, the effective yield to maturity on the notes may be less than that which would be payable on one of our conventional fixed-rate, non-callable debt securities. Additionally, the amount you receive at stated maturity may be equal to or only slightly greater than $1,000 per $1,000 note.

Your Return On The Notes At Maturity Could Be Less Than If You Owned The Common Stocks That Make Up The S&P 500 Index.

•	The Capped Quarterly Return May Limit Your Potential Return At Maturity Over Your Principal Investment To Only A Percentage Of Any Actual Increase In The S&P 500 Index In Each Of The Measurement Periods. The notes provide less opportunity for equity appreciation than a direct investment in the common stocks that make up the S&P 500 Index because the capped quarterly return will operate to limit the portion of any appreciation in the closing level of the S&P 500 Index in which you will participate to the first 5% of the increase in any measurement period. If the index level increases by more than 5% in any measurement period during the term of the notes, your return on the notes will be less than your return would be if you had owned the common stocks that make up the S&P 500 Index. Even if the index level increases less than 5% in each measurement period during the term of the notes, your return on the notes will still be less than your return would be if you had owned the common stocks that make up the S&P 500 Index because the sum of the capped quarterly returns is not calculated on a compounded basis.

•	Your Return Will Not Reflect Dividends On The Common Stocks Included In The S&P 500 Index. Your return on the notes will not reflect the return you would realize if you actually owned the common stocks included in the S&P 500 Index and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you by reference to the level of the S&P 500 Index, which is calculated by reference to the prices of the common stocks in the S&P 500 Index without taking into consideration the value of dividends paid on those stocks.

The Notes Do Not Provide For A Quarterly Limit On Decreases In The S&P 500 Index.

The notes will not limit your exposure in any measurement period to any decrease in the S&P 500 Index. Because the notes do not limit your exposure to decreases in the closing level of the S&P 500 Index during any measurement period but the capped quarterly return does limit your opportunity for appreciation, significant declines in the closing level of the S&P 500 Index during any measurement period, in effect, are given greater weight than significant increases in the S&P 500 Index during other measurement periods.

The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

The determination of the S&P 500 return amount may be postponed if the calculation agent determines that a market disruption event has occurred on the last measurement date. If such a postponement occurs, the stated maturity date will be postponed until three business days after the ending index level for the last measurement period has been determined.

The Historical Levels Of The Consumer Price Index Are Not An Indication Of The Future Levels Of The Consumer Price Index.

The historical levels of the Consumer Price Index are not an indication of the future levels of the Consumer Price Index during the term of the notes. Changes in the level of the Consumer Price Index will affect the trading price of the notes, but it is impossible to predict whether the level of the Consumer Price Index will rise or fall. Changes in the level of the Consumer Price Index are a function of the changes in specified consumer prices over time, which result from the interaction of many factors over which we have no control.

The Historical Values Of The S&P 500 Index Should Not Be Taken As An Indication Of The Future Performance Of The S&P 500 Index During The Term Of The Notes.

The trading prices of the common stocks in the S&P 500 Index will determine the index level. As a result, it is impossible to predict whether the index level will fall or rise. Trading prices of the common stocks in the S&P 500 Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those common stocks themselves.

The Value Of The Notes Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the notes in the secondary market will be affected by supply and demand of the notes, the level of the S&P 500 Index at that time, the level of the Consumer Price Index at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the notes before maturity may be at a discount, which could be substantial, from their principal amount, depending upon the index levels at such time. A change in a specific factor could have the following impacts on the market value of the notes, assuming all other conditions remain constant.

•	Consumer Price Index. We expect that the trading value of the notes will depend in part on the level of the Consumer Price Index relative to the level for the preceding April. If you decide to sell your notes when the level of the Consumer Price Index exceeds the level of the Consumer Price Index for the preceding April, you may nonetheless receive substantially less than the amount expected based on that level because of expectations that the level will continue to fluctuate until the subsequent April.

•	Interest Rates. The trading value of the notes may be affected by changes in interest rates. In general, higher U.S. interest rates will reduce the trading value of the notes and, conversely, lower U.S. interest rates will increase the trading value of the notes.

•	S&P 500 Index. We expect that the trading value of the notes will depend in part on the level of the S&P 500 Index in prior measurement periods as well as the current measurement period. Increases in the level of the S&P 500 Index above 5% in any measurement period may not be reflected in the market value of your notes because of the capped quarterly return. If you decide to sell your notes when the level of the S&P 500 Index exceeds the starting index level of any measurement period, you may nonetheless receive substantially less than the amount that would be payable at stated maturity based on that index level because of expectations that the index level will continue to fluctuate until the S&P 500 return amount is determined. Political, economic and other developments that affect the stocks in the S&P 500 Index may also affect the index level and, thus, the value of the notes.

•	Events Involving The Companies Comprising The S&P 500 Index. General economic conditions and earnings results of the companies whose common stocks make up the S&P 500 Index and real or anticipated changes in those conditions or results may affect the trading value of the notes. Additionally, as a result of a merger or acquisition, one or more of the common stocks in the S&P 500 Index may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the common stock originally included in the S&P 500 Index.

•	Volatility Of The S&P 500 Index and the Consumer Price Index. Volatility is the term used to describe the size and frequency of market fluctuations. The trading value of the notes may be affected if the volatility of the level of the S&P 500 Index or the Consumer Price Index changes.

•	Time Remaining To Stated Maturity. The value of the notes may be affected by the time remaining to stated maturity. As a result of a “time premium,” the notes may trade at a value above that which would be expected based on the level of interest rates and the index levels at such time the longer the time remaining to stated maturity. A “time premium” results from expectations concerning the value of the S&P 500 Index and the level of the Consumer Price Index during the period prior to stated maturity of the notes. The time premium may also be affected by the dividend yields on the common stocks in the S&P 500 Index. In general, higher dividend yields will reduce the time premium of the notes and, conversely, lower dividend yields will increase the time premium of the notes. As the time remaining to the stated maturity of the notes decreases, this time premium will likely decrease, adversely affecting the trading value of the notes.

•	Our Credit Ratings, Financial Condition And Results of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the trading value of the notes. However, because the return on the notes is dependent upon factors in addition to our ability to pay our obligations under the notes, such as the value of the S&P 500 Index and the level of the Consumer Price Index, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the notes.

You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the notes attributable to another factor, such as an increase in the index level of the S&P 500 Index.

We Cannot Control Actions By The Companies Whose Common Stocks Are Included In The S&P 500 Index.

Actions by any company whose common stock is included in the S&P 500 Index may have an adverse effect on the price of its common stock, the level of the S&P 500 Index and the value of the notes. In addition, these companies are not involved in the offering of the notes and have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes made hereby and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies are not involved with the administration, marketing or trading of the notes and have no obligations with respect to the amount to be paid to you at maturity.

The Consumer Price Index And The Manner In Which The Bureau Of Labor Statistics Calculates The Consumer Price Index May Change In The Future.

There can be no assurance that the Bureau of Labor Statistics will not change the method by which it calculates the Consumer Price Index. Changes in the way the Consumer Price Index is calculated could reduce the level of the Consumer Price Index and lower the interest payments with respect to the notes. Accordingly, the amount of interest, if any, payable on the notes, and therefore the value of the notes, may be significantly reduced. If the Consumer Price Index is substantially altered, a substitute index may be employed to calculate the interest payable on the notes and that substitution may adversely affect the value of the notes. See “Description of the Notes—Interest.”

Adjustments To The S&P 500 Index Could Adversely Affect The Value Of The Notes.

The policies of S&P concerning additions, deletions and substitutions of the stocks underlying the S&P 500 Index and the manner in which S&P takes account of certain changes affecting such underlying stock may affect the value of the S&P 500 Index. The policies of S&P with respect to the calculation of the S&P 500 Index could also affect the value of the S&P 500 Index. S&P may discontinue or suspend calculation or dissemination of the S&P 500 Index or materially alter the methodology by which it calculates the S&P 500 Index. Any such actions could affect the value of the notes. See “Description of the Notes—Discontinuance of the S&P 500 Index; Alteration of Method of Calculation” and “The S&P 500 Index.”

We And Our Affiliates Have No Affiliation With S&P And Are Not Responsible For Its Public Disclosure Of Information.

We and our affiliates are not affiliated with S&P in any way (except for the licensing arrangements discussed below in “The S&P 500 Index”) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the S&P 500 Index. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the S&P 500 Index or S&P contained in this prospectus supplement. You, as an investor in the notes, should make your own investigation into the S&P 500 Index and S&P. S&P is not involved in the offering of the notes made hereby in any way and has no obligation to consider your interests as an owner of notes in taking any actions that might affect the level of the S&P 500 Index.

Potential Conflicts Of Interest Exist Because We Control Wells Fargo Securities, LLC, Which Will Act As The Calculation Agent.

Wells Fargo Securities, LLC will act as the calculation agent, which determines the amount you will receive on the notes, whether adjustments should be made to the closing level of the S&P 500 Index, the level of the Consumer Price Index under certain circumstances, the closing prices under certain circumstances, whether a market disruption event has occurred and whether the stated maturity date will be postponed. As a result, potential conflicts of interest may exist between Wells Fargo Securities, LLC and you. See “Description of the Notes—Interest,” “Description of the Notes—Determination of Equity Bonus,” “Description of the Notes—Discontinuance of the S&P 500 Index; Alteration of Method of Calculation” and “Description of the Notes—Market Disruption Events.”

Trading And Other Transactions By Us Or Our Affiliates Could Affect The Prices Of The Equity Securities Underlying The S&P 500 Index, The Level Of The S&P 500 Index Or The Market Value Of The Notes.

From time to time, as part of our general financial risk management, we or one or more of our affiliates may fully or partially hedge our obligations under the notes. Pursuant to such hedging activities, we or one or more of our affiliates may acquire the equity securities underlying the S&P 500 Index or listed or over-the-counter derivative or synthetic instruments related to the S&P 500 Index or the equity securities underlying the S&P 500 Index.

To the extent that we or one or more of our affiliates has a long hedge position in any of the equity securities that make up the S&P 500 Index, or derivative or synthetic instruments related to those equity securities or the S&P 500 Index, we or one or more of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the notes or at or about the time of a change in the equity securities that underlie the S&P 500 Index. Depending on, among other things, future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Certain activity by us or one or more of our affiliates described above can potentially increase or decrease the prices of the equity securities that are included in the S&P 500 Index and, accordingly, increase or decrease the index level. Although we have no reason to believe that any of those activities will have a material impact on the price of the equity securities that make up the S&P 500 Index, these activities could have such an effect.

We or one or more of our affiliates may also engage in trading in the common stocks included in the S&P 500 Index and other investments relating to such common stocks on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of such common stocks and, therefore, the market value of the notes.

In addition, we or one or more of our affiliates may purchase or otherwise acquire a long or short position in the notes from time to time and may, in our or their sole discretion, hold or resell those notes. We or one or more of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future.

We or one or more of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the S&P 500 Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

Research Reports And Other Transactions May Create Conflicts Of Interest Between You and Us.

We or one or more of our affiliates may, at present or in the future, publish research reports on the S&P 500 Index or companies included in the S&P 500 Index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market price of common stocks or other equity securities underlying the S&P 500 Index and, therefore, the market value of the notes.

In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies included in the S&P 500 Index, including making loans to or equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These activities may present a conflict between us and our affiliates and you. In the course of that business, we or any of our affiliates may acquire non-public information about one or more of the companies included in the S&P 500 Index. If we or any of our affiliates do acquire such non-public information, we are not obligated to disclose such non-public information to you.

For Tax Purposes, You Will Be Required To Include Original Issue Discount In Income And To Recognize Ordinary Income On Any Disposition Of The Notes.

For United States federal income tax purposes, the notes will be classified as contingent payment debt instruments. As a result, they will be considered to be issued with original issue discount. You will be required to include this original issue discount in income during your ownership of the notes, subject to some adjustments, based on the “comparable yield” of the notes, which will generally be the rate at which we could issue a fixed rate debt instrument with terms and conditions similar to the notes, but in any event not less than the applicable Federal rate (based on the overall maturity of the notes). Additionally, you will generally be required to recognize ordinary income or, to some extent, ordinary loss on the gain or loss, if any, realized upon maturity or on a sale, exchange or other disposition of the notes. See “United States Federal Income Tax Consequences.”

We Cannot Assure You That An Active Trading Market Will Develop.

The notes will not be listed or displayed on any securities exchange, The Nasdaq National Market or any electronic communications network. There can be no assurance that a secondary market will develop.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to maturity. This may affect the price you receive upon such sale. Wells Fargo Securities, LLC and/or its affiliates may make a market for the notes, but are not required to do so. Consequently, you should be willing to hold the notes to maturity.

WELLS FARGO & COMPANY

We are a diversified financial services company organized under the laws of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

DESCRIPTION OF THE NOTES

This description of the terms of the notes adds information to the description of the general terms and provisions of the senior debt securities in the accompanying prospectus. If this summary differs in any way from the summary in the accompanying prospectus, you should rely on the description of notes in this prospectus supplement.

General

The notes will be our unsecured senior obligations and will initially be limited to a total principal amount of $                  . We may not redeem the notes prior to their maturity. There is no sinking fund for the notes.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same stated maturity date and other terms as such notes. Any additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of senior debt securities under the indenture. No additional notes may be issued if an event of default under the indenture has occurred and is continuing with respect to the notes.

We will not make any additional payments on the notes to compensate any beneficial owner for any United States tax withheld from payments on the notes.

The notes are not subject to defeasance in the manner described under the heading “Description of Debt Securities—Defeasance” in the accompanying prospectus.

The notes will be issued in denominations of $1,000 and whole multiples of $1,000.

New York State law governs the indenture under which the notes will be issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the notes. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. We agree, to the extent permitted by law, not to voluntarily claim the benefits of any such usury laws in connection with the notes.

Interest

The notes will bear interest from                         , 2004 or from the most recent interest payment date on which we have paid or provided for interest on the notes to, but excluding, the stated maturity date. We will pay interest on the notes on July 6 of each year beginning in 2005 and ending in 2010 and on the stated maturity date, each of which we refer to as an “interest payment date.” The rate of interest that will apply to an interest payment for an interest payment date will be equal to the annual percentage change in the Consumer Price Index and therefore a percentage equal to the greater of (i) zero and (ii) the product of:

100 x	[	Ref CPI (n)	– 1	]
Ref CPI (n–1)

where

•	Ref CPI refers to the U.S. Department of Treasury’s reference Consumer Price Index for the first day of July, which is the Consumer Price Index for the preceding April,

•	Ref CPI (n) is the Ref CPI preceding the interest payment date, and

•	Ref CPI (n-1) is the Ref CPI preceding the prior interest payment date (or, in the case of the first interest payment date, 188.00, the Ref CPI for 2004).

See “The Consumer Price Index.”

Interest on the notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. In the event that an interest payment date is not a business day, we will pay interest on the next day that is a business day, with the same force and effect as if made on the interest payment date, and without any interest or other payment with respect to the delay. A “business day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in Minneapolis, Minnesota or New York, New York are authorized or required by law or executive order to remain closed. The record date with respect to any interest payment date will be the fifteenth calendar day, whether or not a business day, preceding such interest payment date.

In calculating the interest rate for any interest payment date, the calculation agent will use the most recently available level of the Consumer Price Index for the preceding April as of the second business day immediately preceding such interest payment date, even if the level has been adjusted from a previously reported level. If a level of the Consumer Price Index that has been used by the calculation agent to determine the interest rate is subsequently revised by the Bureau of Labor Statistics, the calculation agent will continue to use the previously reported level and the interest rate determined will not be revised.

If the Consumer Price Index is rebased to a different year, the calculation agent will continue to use the Consumer Price Index based on the base reference period in effect on the date the notes were issued, as long as that Consumer Price Index continues to be published. For more information about rebasing of the Consumer Price Index, see “The Consumer Price Index.”

If the Consumer Price Index for a particular month is not reported by the last day of the following month, the current practice of the U.S. Department of Treasury is to announce an index number based on the last twelve-month change in the Consumer Price Index. If the Consumer Price Index for April of any subsequent year is not reported by May 31 of such year, the calculation agent will determine the interest rate for the next interest payment based on the index number that the U.S. Department of Treasury has announced or, if such number is not so announced, based on the last available twelve-month change in the Consumer Price Index.

If, while the notes are outstanding, the Consumer Price Index is:

•	discontinued;

•	in the judgment of the U.S. Secretary of the Treasury, fundamentally altered in a manner materially adverse to the interests of an investor in the U.S. Treasury’s inflation-indexed securities; or

•	in the judgment of the U.S. Secretary of the Treasury, altered by legislation or executive order in a manner materially adverse to the interests of an investor in the U.S. Treasury’s inflation-indexed securities;

the U.S. Treasury has stated that it will, after consulting with the Bureau of Labor Statistics, substitute an appropriate alternative index for the Consumer Price Index. The U.S. Treasury will then notify the public of the alternative index and how it will be applied to the U.S. Treasury’s inflation-indexed securities, and the calculation agent will apply this alternative index in the same manner for all purposes with regard to the notes, and all references in this prospectus supplement to the Consumer Price Index will be deemed to be references to this alternative index.

Payment On The Stated Maturity Date

The notes will mature on                 , 2011, unless postponed because a market disruption event occurs. On the stated maturity date, you will be entitled to receive per $1,000 note the sum of (i) $1,000 and (ii) the equity bonus, if any, plus any accrued and unpaid interest to, but excluding, the stated maturity date. Under no circumstances will the equity bonus be less than zero. As a result, if you hold the notes until the stated maturity date, you will not receive less than $1,000 per $1,000 note. See “—Determination of Equity Bonus” below.

Determination Of Equity Bonus

The “equity bonus” per $1,000 note will be equal to the greater of (i) zero and (ii) the S&P 500 return amount minus the CPI interest amount.

The “S&P 500 return amount” per $1,000 note will be equal to the product of (i) $1,000 and (ii) the sum of the capped quarterly returns for 28 or 29 quarterly measurement periods, depending on the stated maturity date. The “capped quarterly return” for any measurement period will be expressed as a percentage and be calculated based on the starting index level and the ending index level of such period and will be equal to the lesser of:

(1) ending index level - starting index level; and

                        starting index level

(2) 5.00%.

The notes do not provide for a quarterly limit on decreases in the S&P 500 Index.

We refer to the period between any two consecutive measurement dates as “measurement periods.” The “measurement dates” will be March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2004, except that (a) if any such day is not a trading day, the measurement date shall be the next succeeding trading day and (b) if a market disruption event occurs on any such day, as determined by the calculation agent, the measurement date shall be the next succeeding trading day on which no market disruption event occurs. The final measurement date will be                 , 2011, subject to postponement in accordance with the preceding sentence. If the final measurement date is postponed, it will cause the payment you receive at maturity to be delayed until three business days after the postponed final measurement date.

The “starting index level” for any measurement period will be the closing level of the S&P 500 Index on the measurement date on which the measurement period commences. The starting index level for the first measurement period will be the closing level of the S&P 500 Index on June 30, 2004.

The “ending index level” for any measurement period will be the closing level of the S&P 500 Index on the measurement date on which the measurement period ends. As a result, the ending index level for any measurement period (other than the final measurement period) shall also be the starting index level for the next measurement period.

The “CPI interest amount” per $1,000 note will be equal to the sum of all interest payments paid or payable on such note in accordance with its terms to and including the stated maturity date.

The “closing level” generally means the last reported level of the S&P 500 Index at 4:00 p.m., New York City time, as reported by S&P.

A “trading day” is each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which The New York Stock Exchange, The Nasdaq National Market and the American Stock Exchange are open for trading.

See “—Discontinuance Of The S&P 500 Index; Alteration Of Method Of Calculation” and “—Market Disruption Events.”

Discontinuance Of The S&P 500 Index; Alteration Of Method Of Calculation

If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index, then any subsequent closing level will be determined by reference to the level of such successor index or substitute index (in any such case, referred to herein as a “successor index”) at 4:00 p.m., New York City time, on the date that any such subsequent closing level is to be determined.

Upon any selection by the calculation agent of a successor index, we will promptly give notice to the holders of the notes.

If S&P discontinues publication of the S&P 500 Index prior to, and such discontinuance is continuing on, the date that any closing level is to be determined and the calculation agent determines that no successor index is available at such time, then, on such date, the calculation agent will determine each subsequent closing level to be used in computing the equity bonus. Each such closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P 500 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant security has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the S&P 500 Index on the primary organized U.S. exchange or trading system. As used herein, “closing price” means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the primary organized U.S. exchange or trading system on which such security is then listed or admitted to trading.

If a successor index is selected or the calculation agent calculates a closing index level as a substitute for the S&P 500 Index, such successor index or closing index level will be used as a substitute for the S&P 500 Index for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect the value of the notes.

If at any time the method of calculating the S&P 500 Index or a successor index, or the closing level thereof, is changed in a material respect, or if the S&P 500 Index or a successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of the S&P 500 Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the date that any closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such successor index, as the case may be, as if such changes or modifications had not been made, and calculate the closing level and the equity bonus with reference to the S&P 500 Index or such successor index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index or a successor index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the calculation agent will adjust such index in order to arrive at a level of the S&P 500 Index or such successor index as if it had not been modified (for example, as if such split had not occurred).

Market Disruption Events

A “market disruption event” with respect to the S&P 500 Index will occur on any day if the calculation agent determines any of the following:

•	A material suspension or material limitation of trading in 20% or more of the underlying stocks which then comprise the S&P 500 Index or any successor index has occurred on that day, in each case, during the one-half hour period preceding the close of trading on the primary organized U.S. exchange or trading system on which those stocks are traded or, if in the case of a common stock not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. For purposes of this prospectus supplement, “trading system” includes bulletin board services.

•	A material suspension or material limitation has occurred on that day, in each case, during the one-half hour period preceding the close of trading in options or futures contracts related to the S&P 500 Index or any successor index, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options or futures contracts are traded or otherwise.

•	Information is unavailable on that date, through a recognized system of public dissemination of transaction information, during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the S&P 500 Index or any successor index or in respect of options or futures contracts related to the S&P 500 Index or any successor index, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market for that security.

For purposes of determining whether a market disruption event has occurred:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market; and

•	close of trading means 4:00 p.m., New York City time.

Under certain circumstances, the duties of Wells Fargo Securities, LLC as the calculation agent in determining the existence of market disruption events could conflict with the interests of Wells Fargo Securities, LLC as an affiliate of the issuer of the notes.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as initial calculation agent for the notes. Pursuant to the calculation agency agreement, we may appoint a different calculation agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The calculation agent will determine interest, if any, you receive on the notes and the equity bonus, if any, you receive at maturity of the notes. In addition, the calculation agent will:

•	determine the interest rate under various circumstances; see “—Interest;”

•	determine if adjustments are required to the closing level under various circumstances; see “—Discontinuance of the S&P 500 Index; Alteration of Method of Calculation;”

•	if publication of the S&P 500 Index is discontinued, select a successor index or, if no successor index is available, determine the final index level; see “—Discontinuance of the S&P 500 Index; Alteration of Method of Calculation;” and

•	determine whether a market disruption event has occurred and whether the stated maturity date will be postponed; see “—Market Disruption Events” and “—Determination of Equity Bonus.”

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. All percentages and other amounts resulting from any calculation with respect to the notes will be rounded at the calculation agent’s discretion. The calculation agent will have no liability for its determinations.

Events Of Default And Acceleration

If an event of default with respect to any notes has occurred and is continuing, (i) the Consumer Price Index used in the numerator of the fraction used to calculate the interest rate will be the most recent Consumer Price Index published by the Bureau of Labor Statistics and the Consumer Price Index used in the denominator of the fraction used to calculate the interest rate will be the Consumer Price Index for the previous April, and (ii) the amount payable to you upon any acceleration permitted under the indenture will be equal to, per $1,000 note, the sum of $1,000 and the equity bonus, calculated as though the date of acceleration was the measurement date at the end of the final measurement period. If a bankruptcy proceeding is commenced in respect of us, the claims of the holder of a note may be limited under Title 11 of the United States Code. The notes will not bear a default rate of interest after an event of default or acceleration under the indenture.

Trustee, Paying Agent, Authenticating Agent and Registrar

Citibank, N.A. will act as trustee for the notes, which will be issued under an indenture dated as of July 21, 1999, as amended or supplemented from time to time, between us and the trustee. The indenture is a senior indenture as described in the accompanying prospectus. You should read the accompanying prospectus for a general discussion of the terms and provisions of the indenture. From time to time, we and some of our subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Wells Fargo Bank, N.A., one of our affiliates and an affiliate of Wells Fargo Securities, LLC, will initially serve as the authenticating agent, paying agent and security registrar for the notes.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The notes will be issued as fully-registered global notes which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as “DTC,” and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may hold their interests in the global notes directly if they are participants in DTC, or indirectly through organizations that are participants in DTC. Beneficial interests in the global notes will be held in denominations of $1,000 and whole multiples of $1,000. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Notes represented by a global note can be exchanged for definitive notes in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global note and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that that global note will be exchangeable for definitive notes in registered form and notify the trustee of our decision; or

•	an event of default with respect to the notes represented by that global note has occurred and is continuing.

A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive notes issued in denominations of $1,000 and whole multiples of $1,000 in registered form for the same aggregate amount. The definitive notes will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC.

We will make payments on all notes represented by a global note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by a global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global note;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective holdings as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global note for all purposes of the notes. Owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form, will not receive notices under the indenture and will not be considered owners or holders of notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to receive any notices under the indenture and to exercise any rights of a holder of notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global note. Beneficial owners may experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

No Listing

The notes will not be listed or displayed on any securities exchange, The Nasdaq National Market or any electronic communications system.

Governing Law

The notes and the indenture will be governed by and interpreted in accordance with the laws of the State of New York.

THE S&P 500 INDEX

General

All information contained in this prospectus supplement on the S&P 500 Index is derived from S&P or other publicly available sources. Such information reflects the policies of S&P as stated in such sources, and such policies are subject to change by S&P. Neither we nor Wells Fargo Securities, LLC nor the trustee assumes any responsibility for the accuracy or completeness of such information. S&P is under no obligation to continue to publish the S&P 500 Index and may discontinue publication of the S&P 500 Index at any time. The consequences of S&P discontinuing the S&P 500 Index are described in “Description of the Notes—Discontinuance of the S&P 500 Index; Alteration of Method of Calculation.”

The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate market value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

As of June 2, 2004, the 500 companies included in the S&P 500 Index were divided into 10 sectors (with the number of companies currently included in each sector indicated in parentheses): Consumer Discretionary (85), Consumer Staples (37), Energy (27), Financials (82), Health Care (50), Industrials (59), Information Technology (83), Materials (33), Telecommunications Services (11) and Utilities (33).

The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the notes will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until the stated maturity date.

Computation Of The S&P 500 Index

While S&P currently employs the following methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the equity bonus.

S&P currently computes the S&P 500 Index as of a particular time as follows:

(a)	the product of the market price per share and the number of then outstanding shares of each component stock is determined as of such time (such product referred to as the “market value” of such stock);

(b)	the market value of all component stocks as of such time (as determined under clause (a) above) are aggregated;

(c)	the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

(d)	the mean average market values of all such common stocks over such base period (as determined under clause (c) above) are aggregated (such aggregate amount being referred to as the “base value”);

(e)	the aggregate market value of all component stocks (as determined under clause (b) above) is divided by the base value; and

(f)	the resulting quotient (expressed in decimals) is multiplied by ten.

S&P adjusts the foregoing formula to negate the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase of shares by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate market value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the new base value in accordance with the following formula:

old base value	×	new market value	=	new base value
old market value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

Historical Information

Since its inception, the S&P 500 Index has experienced significant fluctuations and therefore the results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the S&P 500 Index in the future. We obtained the closing levels listed below from Bloomberg Financial Markets, and we believe such information to be accurate.

The value of the S&P 500 Index may decrease so that you will receive a payment at stated maturity only worth $1,000 per $1,000 note. We cannot give you any assurance that the value of the S&P 500 Index will increase so that at stated maturity you will receive more than $1,000 per $1,000 note.

The following graph sets forth the end-of-period closing levels of the S&P 500 Index for each quarter in the period from January 1, 1995 through March 31, 2004 and for the period from April 1, 2004 through June 2, 2004. The closing level on June 2, 2004 was 1124.99.

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the S&P 500 Index for each quarter in the period from January 1, 1995 through March 31, 2004 and during the period from April 1, 2004 to June 2, 2004.

	High	Low	Closing Level At Period-End
1995
First Quarter	503.90	459.11	500.71
Second Quarter	551.07	501.85	544.75
Third Quarter	586.77	547.09	584.41
Fourth Quarter	621.69	576.72	615.93
1996
First Quarter	661.45	598.48	645.50
Second Quarter	678.51	631.18	670.63
Third Quarter	687.31	626.65	687.31
Fourth Quarter	757.03	689.08	740.74
1997
First Quarter	816.29	737.01	757.12
Second Quarter	898.70	737.65	885.14
Third Quarter	960.32	891.03	947.28
Fourth Quarter	983.79	876.99	970.43

1998
First Quarter	1105.65	927.69	1101.75
Second Quarter	1138.49	1077.01	1133.84
Third Quarter	1186.75	957.28	1017.01
Fourth Quarter	1241.81	959.44	1229.23

1999
First Quarter	1316.55	1212.19	1286.37
Second Quarter	1372.71	1281.41	1372.71
Third Quarter	1418.78	1268.37	1282.71
Fourth Quarter	1469.25	1247.41	1469.25

2000
First Quarter	1527.46	1333.36	1498.58
Second Quarter	1516.35	1356.56	1454.60
Third Quarter	1520.77	1419.89	1436.51
Fourth Quarter	1436.28	1264.74	1320.28

2001
First Quarter	1373.73	1117.58	1160.33
Second Quarter	1312.83	1103.25	1224.42
Third Quarter	1236.72	965.80	1040.94
Fourth Quarter	1170.35	1038.55	1148.08

2002
First Quarter	1172.51	1080.17	1147.39
Second Quarter	1146.54	973.53	989.82
Third Quarter	989.03	797.70	815.28
Fourth Quarter	938.87	776.76	879.82

2003
First Quarter	931.66	800.73	848.18
Second Quarter	1011.66	858.48	974.50
Third Quarter	1039.58	965.46	995.97
Fourth Quarter	1111.92	1018.22	1111.92

2004
First Quarter	1157.76	1091.33	1126.21
April 1 2004 to June 2, 2004	1084.10	1150.57	1124.99

License Agreement Between S&P And Wells Fargo & Company

We and S&P have entered into a non-exclusive license agreement providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index in connection with certain securities, including the notes.

The license agreement between us and S&P provides that the following language must be stated in this prospectus supplement:

“The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to Wells Fargo & Company or the notes. S&P has no obligation to take the needs of Wells Fargo & Company or the holders of the notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the notes, prices at which the notes are to be initially sold, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by Wells Fargo & Company, holders of the notes or any other person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.”

THE CONSUMER PRICE INDEX

All disclosure contained in this prospectus supplement regarding the Consumer Price Index is derived from publicly available information published by the Bureau of Labor Statistics of the U.S. Department of Labor. Neither we nor Wells Fargo Securities, LLC takes any responsibility for the accuracy or completeness of such information.

General

The Consumer Price Index, for purposes of the notes, is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor and reported on Bloomberg page CPURNSA or any successor service or successor page. The Bureau of Labor Statistics makes almost all Consumer Price Index data publicly available. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the internet at http://www.bls.gov/cpi/. The Consumer Price Index for a particular month is published during the following month.

The U.S. Department of Treasury also uses the Consumer Price Index in the interest calculations of inflation-indexed securities issued by the Department. The reference consumer price index used by the U.S. Department of Treasury for the first day of any calendar month is the Consumer Price Index for the third preceding calendar month. Accordingly, the reference consumer price index for the first day of July is the Consumer Price Index for April, published by the Bureau of Labor Statistics in May.

According to the publicly available information provided by the Bureau of Labor Statistics, the Consumer Price Index is a measure of the average change in consumer prices over time in a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, drugs and charges for the services of doctors and dentists. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are also included. Income taxes and investment items such as stocks, bonds and life insurance are not included. The Consumer Price Index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the Consumer Price Index, price changes for the various items are averaged together with weights that represent their significance in the spending of urban households in the United States.

The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically to take into account changes in consumer expenditure patterns. The Consumer Price Index is expressed in relative terms based on a reference period for which the level is set at 100 (currently the base reference period used by the Bureau of Labor Statistics is 1982–1984). For example, because the Consumer Price Index for the 1982–1984 reference period is 100, an increase of 16.5 percent from that period would be shown as 116.5.

The Bureau of Labor Statistics occasionally rebases the Consumer Price Index. The current standard reference base period is 1982–1984 = 100. The Consumer Price Index was last rebased in January 1988. Prior to the release of the Consumer Price Index for January 1988, the standard reference base was 1967 = 100. If the Bureau of Labor Statistics rebases the Consumer Price Index during the time the notes are outstanding, the calculation agent will continue to calculate inflation using the existing base year in effect for the Consumer Price Index at the time of issuance of the notes as long as the old Consumer Price Index is still published. The conversion to a new reference base does not affect the measurement of the percentage changes in a given index series from one time period to another, except for rounding differences. Thus, rebasing might affect the published “headline” number often quoted in the financial press; however, the inflation calculation for the notes should not be adversely affected by any such rebasing because changes in the old-based Consumer Price Index can be calculated by using the percentage changes of the new rebased Consumer Price Index. If the old-based Consumer Price Level is not published, the calculation agent will calculate inflation using the new Consumer Price Index. However, as stated above, the conversion to a new reference base does not affect the measurement of the percentage changes in a given index series from one time period to another, except for rounding differences.

The U.S. government is not involved in any way in this offering and has no obligation relating to the notes or to the holders of the notes.

Historical Information

Since its inception, the Consumer Price Index has experienced significant fluctuations and therefore the results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the Consumer Price Index in the future. We obtained the index levels listed below from Bloomberg Financial Markets, and we believe such information to be accurate.

The level of the Consumer Price Index may decrease so that you will not receive any interest payments on the notes. We cannot give you any assurance that the level of the Consumer Price Index will increase so that you will receive interest payments on the notes.

The following graph sets forth the levels of the Consumer Price Index for the last month in each quarter in the period from January 1995 through March 2004 and for April 2004. The level of the Consumer Price Index for April 2004 was 188.00.

The following table sets forth the levels of the Consumer Price Index for the last month in each quarter in the period from January 1995 through March 2004 and for April 2004.

Closing Level
1995
First Quarter	151.40
Second Quarter	152.50
Third Quarter	153.20
Fourth Quarter	153.50
1996
First Quarter	155.70
Second Quarter	156.70
Third Quarter	157.80
Fourth Quarter	158.60

1997
First Quarter	160.00
Second Quarter	160.30
Third Quarter	161.20
Fourth Quarter	161.30

1998
First Quarter	162.20
Second Quarter	163.00
Third Quarter	163.60
Fourth Quarter	163.90

Closing Level
1999
First Quarter	165.00
Second Quarter	166.20
Third Quarter	167.90
Fourth Quarter	168.30

2000
First Quarter	171.20
Second Quarter	172.40
Third Quarter	173.70
Fourth Quarter	174.00

2001
First Quarter	176.20
Second Quarter	178.00
Third Quarter	178.30
Fourth Quarter	176.70

2002
First Quarter	178.80
Second Quarter	179.90
Third Quarter	181.00
Fourth Quarter	180.90

2003
First Quarter	184.20
Second Quarter	183.70
Third Quarter	185.20
Fourth Quarter	184.30

2004
First Quarter	187.40
April 2004	188.00

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the purchase, beneficial ownership, and disposition of notes as of the date of this prospectus supplement. When we use the term “holder” in this section, we are referring to a beneficial owner of the notes and not the record holder. Except where noted, this summary deals only with a note held as a capital asset by a United States holder (as defined below) who purchases the note on original issue at its original public offering price, and it does not deal with special situations. For example, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of notes whose “functional currency” is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and Treasury regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your own tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the United States federal income tax consequences applicable to you in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

United States Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of the notes.

For purposes of this discussion, a “United States holder” is a beneficial owner of a note that is for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

As used herein, the term “non-United States holder” means a beneficial owner of a note that is not a United States holder.

Accrual of Interest

The Treasury regulations that apply to contingent payment debt instruments will apply to the notes. All payments on the notes will be taken into account under these Treasury regulations. As discussed more fully below, the effect of these Treasury regulations will be to:

•	require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the notes;

•	result in the accrual of original issue discount by you based on the “comparable yield” of the notes even though you will receive interest on the notes based on changes in the level of the Consumer Price Index during the term of the notes; and

•	generally result in ordinary rather than capital treatment of any gain, and to some extent loss, upon maturity or on the sale, exchange or other disposition of the notes.

Under the contingent payment debt rules, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the “comparable yield” of the notes, which will generally be the rate at which we could issue a fixed rate debt instrument with terms and conditions similar to the notes, but in any event not less than the applicable Federal rate (based on the overall maturity of the notes).

We are required to provide the comparable yield to you and, solely for tax purposes, are also required to provide a projected payment schedule that estimates the amount and timing of contingent payments on the notes. We have determined that the comparable yield is an annual rate of         %, compounded semi-annually. Based on the comparable yield, the projected payment schedule per $1,000 note is $         in 2005, $         in 2006, $         in 2007, $         in 2008, $         in 2009, $         in 2010, $         in 2011, and $         due at stated maturity. For United States federal income tax purposes, each note will be a single debt instrument subject to the Treasury regulations governing contingent payment debt instruments. By purchasing a note you agree to this treatment of the note and to report all income (or loss) with respect to the note according to these Treasury regulations. You are required to use the comparable yield determined by us and the projected payments set forth in the projected payment schedule prepared by us in determining your interest accruals, and the adjustments thereto, in respect of the notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule. Based upon this comparable yield, if you are an initial holder that holds the notes until stated maturity and you pay your taxes on a calendar year basis, although you may be required to pay taxes on a greater or lesser amount of ordinary income each year depending upon the actual amount of payments you receive each year (as more fully described below), you will be generally required to pay taxes on the following amount of ordinary income per $1,000 note each year: $         in 2004, $         in 2005, $         in 2006, $         in 2007, $         in 2008, $         in 2009, $         in 2010 and $         in 2011. However, in 2011, the amount of ordinary income that you will be required to pay taxes on from owning each $1,000 note may be greater or less than $        , depending upon the sum of the interest payment and equity bonus, if any, you receive at stated maturity. Also, if the sum of the interest payment and equity bonus, if any, you receive at stated maturity were less than $         per $1,000 note, you may have an ordinary loss in 2011. Investors in the notes may obtain the projected payment schedule by submitting a written request for such information to our Corporate Secretary at the address specified under the heading “Where You Can Find More Information” in the accompanying prospectus. The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your interest accruals and adjustments thereof in respect of the notes and do not constitute a representation regarding the actual amount of any payment on a note.

The amount of original issue discount on a note for each accrual period (generally, each six-month period during which the notes are outstanding) is determined by multiplying the comparable yield of the note, adjusted for the length of the accrual period, by the note’s adjusted issue price (as defined below) at the beginning of the accrual period, determined in accordance with the rules set forth in the Treasury regulations governing contingent payment debt instruments. The amount of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period that you held the note. In general, for these purposes, a note’s “adjusted issue price” will equal the note’s issue price ($1,000), increased by the original issue discount previously accrued on the note, and reduced by the amount of any projected payments previously made on the notes.

In addition to the interest accrual discussed above, you will be required to recognize interest income equal to the amount of the excess of actual payments over projected payments (a “positive adjustment”), if any, with respect to the notes for a taxable year. If you receive actual payments that are less than the projected payments with respect to the notes for a taxable year, you will incur a “negative adjustment” equal to the amount of such difference. This negative adjustment will (i) first reduce the amount of interest with respect to the notes that you would otherwise be required to include in the taxable year and (ii) to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess that does not exceed the excess of (A) the amount of all previous interest inclusions under the notes over (B) the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years. Any negative adjustment in excess of the amounts described in (i) or (ii) will be carried forward to offset future interest income in respect of the notes or to reduce the amount realized on a sale, repayment of retirement of the notes.

Sale, Exchange or Other Disposition of Notes

Upon the sale, exchange or other disposition of a note, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the note. Such gain on a note generally will be treated as ordinary income. Loss from the disposition of a note will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the note. Any loss in excess of that amount will be treated as capital loss. Special rules apply in determining the adjusted tax basis of a note. Your adjusted tax basis in a note is generally equal to your initial investment in the note increased by any original issue discount you previously accrued on the note, and reduced by payments actually received.

Non-United States Holders

The following discussion is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a non-United States holder of notes. Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, foreign personal holding company or an individual who is a United States expatriate and therefore subject to special treatment under the Code. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States Federal Withholding Tax

The 30% United States federal withholding tax will not apply to any payment, including original issue discount, on a note provided that:

•	you do not actually, or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•	you provide your name and address on an IRS Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder or you hold your notes through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to holders that are pass-through entities rather than individuals.

If you cannot satisfy the requirements described above, payments, including original issue discount, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN claiming an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI stating that interest paid on a note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

United States Federal Income Tax

Any gain or income on a note will generally be subject to United States federal income tax if you are engaged in a trade or business in the United States, and gain or income on the notes is effectively connected with the conduct of that trade or business. In such case, you will be subject to United States federal income tax on such gain or income on a net income basis in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on a note, including original issue discount (1) would be eligible for exemption from the 30% withholding tax under the rules described in the bullet points under the heading “—Non-United States Holders—United States Federal Withholding Tax,” without regard to the certification requirements of the fourth bullet point, and (2) would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

Information Reporting And Backup Withholding

If you are a United States holder of notes, information reporting requirements will generally apply to original issue discount accrued on the notes, all payments we make to you, and the proceeds from the sale of a note paid to you, unless you are an exempt recipient such as a corporation. Backup withholding tax at the applicable statutory rate will apply if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to report in full interest income.

If you are a non-United States holder of notes, we must report annually to the IRS and to you the amount of payments we make to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You will not be subject to backup withholding regarding payments we make to you provided that we do not have actual knowledge or reason to know that you are a United States holder and we have received from you the statement described above under “Non-United States Holders—United States Federal Withholding Tax.”

In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a note made within the United States or conducted through United States-related intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. See “ERISA Considerations” in the accompanying prospectus.

UNDERWRITING

We and Wells Fargo Securities, LLC have entered into an underwriting agreement, dated                       , 2004, with respect to the notes. Subject to certain conditions, the underwriter has agreed to purchase all of the notes.

The notes will initially be offered to the public at the public offering price indicated on the cover page of this prospectus supplement. The underwriter may resell the notes to Wells Fargo Investments, LLC at the same price less a concession not in excess of       % of the principal amount of the notes. After the initial public offering of the notes is completed, the public offering price and concessions may be changed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. for sales of securities pursuant to the accompanying prospectus will not exceed 8.00%.

In connection with the offering, the rules of the Securities and Exchange Commission permit the underwriter to engage in various transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the underwriter creates a short position in the notes in connection with the offering (that is, if it sells a larger number of the notes than is indicated on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing notes in the open market.

We expect that delivery of the notes will be made against payment therefor on or about             , 2004, which is the fourth business day following the date the notes are priced. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or on the next succeeding business day will be required, by virtue of the fact that the notes will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriter make any representation that the underwriter will in fact engage in transactions described herein, or that those transactions, once begun, will not be discontinued without notice.

The notes are a new issue of securities and there is currently no established trading market for the notes. Wells Fargo Securities, LLC has advised us that it and/or its affiliates may make a market in the notes. However, neither Wells Fargo Securities, LLC nor any of its affiliates is obligated to do so and may discontinue market-making in the notes at any time in its or their sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

We will pay certain expenses, expected to be approximately $150,000, associated with the offer and sale of the notes.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

Wells Fargo Securities, LLC is one of our affiliates. Sales of the notes will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Wells Fargo Securities, LLC and its affiliates may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the notes. Wells Fargo Securities, LLC and its affiliates may act as principal or agent in the transactions, and sales will be made at prices related to prevailing market prices at the time of sale.

Wells Fargo Securities, LLC engages in transactions with and performs services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Mary E. Schaffner, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the notes. Ms. Schaffner owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Certain legal matters will be passed upon for the underwriter by Sidley Austin Brown & Wood LLP, San Francisco, California. Sidley Austin Brown & Wood LLP represents us and certain of our subsidiaries in other legal matters. Ms. Schaffner may rely on Sidley Austin Brown & Wood LLP as to matters of New York law and as to certain matters of California law.

PROSPECTUS

WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94163

(800) 411-4932

$17,200,000,000

Debt Securities

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Securities Warrants

We may also issue common stock upon conversion, exchange or exercise of any of the securities listed above. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated March 31, 2003.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo and Wells Fargo Capital VII, Wells Fargo Capital VIII, Wells Fargo Capital IX and Wells Fargo Capital X, or the trusts, filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The trusts may sell trust preferred securities representing undivided beneficial interests in the trusts to the public and common securities representing undivided beneficial interests in the trusts to us in one or more offerings.

This prospectus provides you with a general description of the debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or SEC, web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2423.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of

1934 after the initial filing of the registration statement that contains this prospectus and prior to the later of (1) the time that we sell all the securities offered by this prospectus and (2) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2002, including information specifically incorporated by reference into our Form 10-K from our 2002 Annual Report to Stockholders and our definitive Proxy Statement for our 2003 Annual Meeting of Stockholders;

•	Current Reports on Form 8-K filed January 21, 2003 and March 5, 2003; and

•	the description of our common stock contained in the Current Report on Form 8-K filed October 14, 1997, including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Laurel A. Holschuh

Corporate Secretary

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Phone: (612) 667-8655

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

We are a separate and distinct legal entity from our banking and other subsidiaries. Our principal source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

When we refer to “Wells Fargo,” “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company” and “Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends,” we mean Wells Fargo & Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context indicates otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including:

•	investments in or advances to our existing or future subsidiaries;

•	repayment of obligations that have matured; and

•	reducing our outstanding commercial paper and other debt.

Until the net proceeds have been used, they will be invested in short-term securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

	Fiscal Year Ended December 31,
	1998	1999	2000	2001	2002
Ratio of Earnings to Fixed Charges:

Excluding interest on deposits	2.51	3.29	2.67	2.64	4.96
Including interest on deposits	1.62	2.07	1.82	1.79	3.13

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:

Excluding interest on deposits	2.45	3.22	2.65	2.62	4.95
Including interest on deposits	1.60	2.05	1.81	1.79	3.13

•	The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes) + (fixed charges) – (capitalized interest)

(fixed charges)

•	The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

      (income before income taxes) + (fixed charges) – (capitalized interest)

(fixed charges) + (pretax earnings required to cover preferred stock dividends)

•	Pretax earnings required to cover preferred stock dividends are calculated as follows:

        preferred stock dividends

1 – (our effective income tax rate)

•	Fixed charges, excluding interest on deposits, consist of

•	interest on short-term borrowings and long-term debt,
•	amortization of debt expense,
•	capitalized interest, and
•	one-third of net rental expense, which we believe is representative of the interest factor.

•	Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

We have included these computations in compliance with SEC regulations. However, we believe that the fixed charge ratios are not meaningful measures for our business due to two factors. First, even if our net income did not change, our ratios would decline if the proportion of our income that is tax-exempt increased. Conversely, our ratios would increase if the proportion of our income that is tax-exempt decreased. Second, even if our net income did not change, our ratios would decline if our interest income and interest expense increased by the same amount due to an increase in the level of interest rates. Conversely, our ratios would increase if our interest income and interest expense decreased by the same amount due to a decrease in the level of interest rates.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The senior debt securities will be issued under a senior indenture between us and the senior trustee named in the applicable prospectus supplement and the subordinated debt securities will be issued under a subordinated indenture between us and the subordinated trustee named in the applicable prospectus supplement.

We have summarized the material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of each of these indentures as exhibits to the registration statement. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of these indentures so that you can more easily locate these provisions.

General

The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

The senior debt securities will be unsecured and will rank equally with all of our other unsecured Senior Debt, as defined under “—Subordination” below. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below.

The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;
•	the date from which interest will accrue;
•	the record and interest payment dates for the debt securities;
•	the first interest payment date; and
•	any circumstances under which we may defer interest payments;

•	if the amount of principal or interest payable on the debt securities will be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices, information as to such currencies, securities, commodities or indices;

•	any terms on which the debt securities may be optionally or mandatorily converted or exchanged into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or the exchange;

•	the place or places where:

•	we can make payments on the debt securities;
•	the debt securities can be surrendered for registration of transfer or exchange; and
•	notices and demands can be given to us relating to the debt securities and under the applicable indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the applicable indenture;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities—a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•	if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the applicable trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Payment; Exchange; Transfer

We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security:

•	on an interest payment date, to the person in whose name that debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders the debt security at the office of our appointed paying agent. (Sections 307, 1002)

Any money that we pay to a paying agent for the purpose of making payments on the debt securities and that remain unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture that relate specifically to bearer debt securities.

Original Issue Discount

Debt securities may be issued under the indentures as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Covenants Contained in Indentures

Except as otherwise set forth in the next sentence, the senior indenture:

•	prohibits us and our subsidiaries from selling, pledging, assigning or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of any Principal Subsidiary Bank or of any subsidiary owning, directly or indirectly, any capital stock of a Principal Subsidiary Bank; and

•	prohibits any Principal Subsidiary Bank from issuing any shares of its capital stock or securities convertible into its capital stock.

This restriction does not apply to:

•	sales, pledges, assignments or other dispositions or issuances of directors’ qualifying shares;

•	sales, pledges, assignments or other dispositions or issuances, so long as, after giving effect to the disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into capital stock, we would own directly or through one or more of our subsidiaries not less than 80% of the shares of each class of capital stock of the applicable Principal Subsidiary Bank;

•	sales, pledges, assignments or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or

•	sales of capital stock by any Principal Subsidiary Bank to its stockholders so long as before the sale we own directly or indirectly shares of the same class and the sale does not reduce the percentage of the shares of that class of capital stock owned by us. (Section 1005 of the senior indenture)

When we use the term “subsidiary” in this section, we mean any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or through one or more of our other subsidiaries. Voting stock is stock that is entitled in the ordinary course to vote for the election of a majority of the directors of a corporation and does not include stock that is entitled to so vote only as a result of the happening of certain events.

When we use the term “Principal Subsidiary Bank” above, we mean any commercial bank or trust company organized in the United States under Federal or state law of which we own at least a majority of the shares of voting stock directly or through one or more of our subsidiaries if such commercial bank or trust company has total assets, as set forth in its most recent statement of condition, equal to more than 10% of our total consolidated assets, as set forth in our most recent financial statements filed with the SEC under the Exchange Act. (Section 101 of the senior indenture) As of the date hereof, our Principal Subsidiary Banks are Wells Fargo Bank Minnesota, National Association, and Wells Fargo Bank, National Association.

The subordinated indenture does not contain the restriction described above.

Neither of the indentures contains restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock.

The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of the debt securities.

Consolidation, Merger or Sale

Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	a reduction in the requirements contained in the applicable indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option;

•	in the case of subordinated debt securities convertible into common stock, a limitation of any right to convert the subordinated debt securities; and

•	a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. The senior indenture provides that compliance with the covenant relating to Principal Subsidiary Banks described above under “—Covenants Contained in Indentures” can be waived in this manner. (Section 1008 of the senior indenture, Section 1005 of the subordinated indenture)

In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture with respect to any series of senior debt securities, means any of the following:

•	failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any senior debt security of that series when due;

•	failure to deposit any sinking fund payment on senior debt securities of that series when due;

•	failure to perform any of the covenants regarding capital stock of Principal Subsidiary Banks described above under “—Covenants Contained in Indentures”;

•	failure to perform any other covenant in the senior indenture that applies to senior debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the senior debt securities of that series when that series is created. (Section 501 of the senior indenture)

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the subordinated indenture with respect to any series of subordinated debt securities, means any of the following:

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the subordinated debt securities of that series when that series is created. (Section 501 of the subordinated indenture)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513) Unless we state otherwise in the applicable prospectus supplement, the holders of subordinated debt securities will not have the right to accelerate the payment of principal of the subordinated debt securities as a result of our failure to perform any covenant or agreement contained in the subordinated debt securities or the subordinated indenture.

The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an event of default occurs and continues.

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the applicable indenture. (Section 1007 of the senior indenture, Section 1004 of the subordinated indenture). The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any senior debt security will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt security will have, subject to the subordination provisions discussed below under “—Subordination,” the absolute right to receive payment of principal of and any premium and interest on the subordinated debt security when due in accordance with the subordinated indenture and to institute suit to enforce the payment. (Section 508)

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:

•	we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

•	we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

•	the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with the following restrictive covenants contained in the applicable indenture:

•	Restrictions Upon Sale or Issuance of Capital Stock of Certain Subsidiary Banks (Section 1005 of the senior indenture) discussed above under “—Covenants Contained in Indentures”; and

•	any other covenant we designate when we establish the series of debt securities.

In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

If we exercise our option not to comply with the covenants listed above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

Subordination

The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our Senior Debt includes the senior debt securities and means

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the subordinated debt securities. Our junior subordinated debt securities, and guarantees in respect of trust preferred securities related to those debt securities, rank and will rank junior to the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan or reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1801 of the subordinated indenture)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1801 of the subordinated indenture)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the subordinated indenture in connection with the subordinated debt securities.

We may modify or amend the subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the applicable indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Conversion and Exchange

If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock and preference stock that may be offered by this prospectus. Unless we specifically note otherwise, we will generally refer to our preferred stock and preference stock collectively in this prospectus as preferred stock. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

We have summarized the material terms and provisions of the preferred stock in this section. We have also filed our restated certificate of incorporation, as amended, and the form of certificate of designations of powers, preferences and rights of preferred stock, which we will refer to as the certificate of designation, as exhibits to the registration statement. You should read our restated certificate of incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

Pursuant to our restated certificate of incorporation, as amended, our board of directors has the authority, without further stockholder action, to issue a maximum of 24,000,000 shares of preferred stock, consisting of a maximum of 20,000,000 shares of preferred stock and a maximum of 4,000,000 shares of preference stock, including shares issued or reserved for issuance. As of December 31, 2002 we had 1,637,560 issued and outstanding shares of preferred stock. As of December 31, 2002, there were no shares of preference stock outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the number of shares and designation or title of the shares;

•	dividend rights;

•	whether and upon what terms the shares will be redeemable;

•	the rights of the holders upon our dissolution or upon the distribution of our assets;

•	whether and upon what terms the shares will have a purchase, retirement or sinking fund;

•	whether and upon what terms the shares will be convertible;

•	the voting rights, if any, which will apply; provided, however, that holders of preference stock will not be entitled to more than 1 vote per share; and

•	any other preferences, rights, limitations or restrictions of the series.

If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock or preference stock, as the case may be. Those shares will not be part of any particular series of preferred stock and may be reissued by us.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

Under regulations of the Federal Reserve Board, our preferred stock is a voting security at all times for purposes of the Bank Holding Company Act because the holders of our preferred stock are entitled to vote for the election of directors if we do not pay preferred stock dividends. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a “controlling influence” over us, would be regulated as a bank holding company under the Bank Holding Company Act. In addition, an existing bank holding company would need to obtain the Federal Reserve Board’s approval before acquiring 5% or more of any class of our voting securities. Separately, under the Change in Bank Control Act of 1978, any “person,” including an individual or company other than a bank holding company, may need to obtain the Federal Reserve Board’s approval before acquiring 10% or more of any class of our voting securities. All series of our preferred stock are considered a single “class of voting shares” under the Bank Holding Company Act because they generally vote together on all matters as described below under “—Voting Rights.”

The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

•	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares” below; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank equally in all respects with the outstanding shares of preferred stock and each other series of preferred stock offered under this prospectus;

•	the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities; and

•	Wells Fargo Bank Minnesota, N.A. will be the transfer agent and registrar for the preferred stock and any depositary shares.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends, if declared by our board of directors or its duly authorized committee, out of our assets that we can legally use to pay dividends. The applicable prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

We are incorporated in Delaware, and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

The applicable prospectus supplement will also state whether the dividends on any series of the preferred stock are cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board declares a dividend on that series payable in the future.

Our board will not declare and pay a dividend on any of our stock ranking, as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid, or declared and sufficient money is set aside for payment. Until full dividends are paid, or declared and payment is set aside, on all preferred stock ranking equal as to dividends, then:

•	we will declare any dividends pro rata among the shares of preferred stock of each series offered under this prospectus and any other series of preferred stock ranking equal to such series of preferred stock offered under this prospectus as to dividends, which means that the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

•	other than the above-described pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation; and

•	we will not redeem, purchase or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation.

We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.

Redemption

We may redeem all or part of a series of the preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future.

If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and the proceeds from the issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.

Even though the terms of a series of preferred stock may permit redemption of all or a part of the preferred stock, if any dividends, including accumulated dividends, on that series are past due:

•	we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

•	we will not purchase or otherwise acquire any preferred stock of that series.

The prohibition discussed in the prior sentence will not prohibit us from purchasing or acquiring preferred stock of that series under a purchase or exchange offer if we make the offer on the same terms to all holders of that series.

Unless the applicable prospectus supplement specifies otherwise, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption, unless we issue depositary shares representing interests in shares of preferred stock, in which case we will send a notice to the depositary between 40 to 70 days prior to the date fixed for redemption. We will mail the notices to the holders’ addresses as they appear on our stock records. Each notice will state:

•	the redemption date;

•	the number of shares and the series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date when the holders’ conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify the number of shares to be redeemed from the holder in the notice.

If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

•	the dividends on the preferred stock called for redemption will no longer accrue;

•	those shares will no longer be considered outstanding; and

•	the holders will no longer have any rights as stockholders except to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

If a redemption described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.

Conversion or Exchange

The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock or exchangeable for debt securities.

Rights Upon Liquidation

Unless the applicable prospectus states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of the preferred stock offered under this prospectus and any preferred stock ranking equal to the preferred stock offered under this prospectus will be entitled to receive:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends, whether or not earned or declared.

We will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with such series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to stockholders before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.

The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.

We will make pro rata distributions to the holders of a series of preferred stock and any other shares of our stock ranking equal to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if

•	we voluntarily or involuntarily liquidate, dissolve or wind up our business, and

•	we do not have enough assets available for distribution to the holders of such series of preferred stock and any other shares of our stock ranking equal with such series as to any such distribution to pay all amounts to which the holders are entitled.

This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts for which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.

After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.

Voting Rights

Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of preferred stock will have one vote; provided, however, that under no circumstances will the holders of preference stock have more than one vote per share. As more fully described under “Description of Depositary Shares” below, if we issue depositary shares representing fractional interests in a share of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote.

For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

If we have not paid dividends on any series of preferred stock offered under this prospectus for more than 540 days, the holders of that series, together with the holders of outstanding shares of all other series of preferred stock ranking equally to that series as to distribution upon liquidation and having similar voting rights which are then exercisable, will be entitled to vote for the election of two additional directors at the next annual meeting of our stockholders. If the holders of a series of preferred stock are entitled to elect two additional directors, then each share of preferred stock will have one vote. In such case, the size of our board of directors will increase by two directors. After we pay the full amount of dividends to which the holders of the series of preferred stock are entitled, those holders will no longer have a vote for the election of two additional directors.

Unless we receive the consent of the holders of an outstanding series of preferred stock and the outstanding shares of all other series of preferred stock which

•	rank equal with that series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business, and

•	have voting rights that are exercisable and that are similar to those of that series, we will not:

•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that outstanding preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

•	amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our restated certificate of incorporation, as amended, or of the resolutions contained in a certificate of designation creating that series of the preferred stock in a way that materially and adversely affects any right, preference, privilege or voting power of that outstanding preferred stock.

This consent must be given by the holders of at least two-thirds of all outstanding preferred stock described in the preceding sentence, voting together as a single class. However, we will not be required to obtain this consent with respect to any amendment, alteration or repeal affecting the rights, preferences, privileges or voting powers of preferred stock of the type described above, if we only:

•	increase the amount of the authorized preferred stock;

•	create and issue another series of preferred stock; or

•	increase the amount of authorized shares of any series of preferred stock;

so long as that preferred stock in each case ranks equal with or junior to the shares of preferred stock offered under this prospectus with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

The holders of our 1995 ESOP preferred stock, 1996 ESOP preferred stock, 1997 ESOP preferred stock, 1998 ESOP preferred stock, 1999 ESOP preferred stock, 2000 ESOP preferred stock,

2001 ESOP preferred stock, 2002 ESOP preferred stock, 2003 ESOP Preferred Stock and series B preferred stock described below under “—Outstanding Preferred Stock” have voting rights similar to those described in this section.

Outstanding Preferred Stock

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock offered by this prospectus will rank equally in all respects with our outstanding preferred stock. Our common stock, including the common stock that may be issued upon conversion of preferred stock or in exchange for, or upon conversion of, debt securities or upon exercise of securities warrants, will be subject to any prior rights of the preferred stock then outstanding. Therefore, the rights of the outstanding preferred stock described below and any preferred stock that may be issued after the date hereof, may limit the rights of the holders of the common stock. At December 31, 2002, we had outstanding:

•	3,043 shares of 1995 ESOP cumulative convertible preferred stock, which we refer to as our 1995 ESOP preferred stock;

•	5,407 shares of 1996 ESOP cumulative convertible preferred stock, which we refer to as our 1996 ESOP preferred stock;

•	5,876 shares of 1997 ESOP cumulative convertible preferred stock, which we refer to as our 1997 ESOP preferred stock;

•	5,095 shares of 1998 ESOP cumulative convertible preferred stock, which we refer to as our 1998 ESOP preferred stock;

•	13,222 shares of 1999 ESOP cumulative convertible preferred stock, which we refer to as our 1999 ESOP preferred stock;

•	34,742 shares of 2000 ESOP cumulative convertible preferred stock, which we refer to as our 2000 ESOP preferred stock;

•	46,126 shares of 2001 ESOP cumulative convertible preferred stock, which we refer to as our 2001 ESOP preferred stock;

•	64,049 shares of 2002 ESOP cumulative convertible preferred stock, which we refer to as our 2002 ESOP preferred stock; and

•	1,460,000 shares of adjustable rate cumulative preferred stock, series B, which we refer to as our series B preferred stock.

In addition, on March 14, 2003, we established our 2003 ESOP cumulative convertible preferred stock, which we refer to as our 2003 ESOP preferred stock.

1995 ESOP Preferred Stock. The 1995 ESOP preferred stock has a stated value of $1,000.00 per share. The 1995 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of 10% calculated as a percentage of stated value. All outstanding shares of 1995 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1995 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1995 ESOP preferred stock, as that term is used in the certificate of designations for the 1995 ESOP preferred stock, on the date fixed for redemption.

The 1995 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the then-applicable Conversion Price, as that term is used in the certificate of designations for our 1995 ESOP preferred stock, when:

•	the 1995 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when a record ownership of the shares of 1995 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1995 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1995 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1995 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1995 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1995 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1995 ESOP preferred stock.

1996 ESOP Preferred Stock. The 1996 ESOP preferred stock has a stated value of $1,000.00 per share. The 1996 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $85.00, $90.00 or $95.00 based on the Current Market Price, as that term is used in the certificate of designations for the 1996 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1996 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1996 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1996 ESOP preferred stock, as that term is used in the certificate of designations for the 1996 ESOP preferred stock, on the date fixed for redemption.

The 1996 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1996 ESOP preferred stock, when:

•	the 1996 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1996 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1996 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1996 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1996 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1996 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1996 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1996 ESOP preferred stock.

1997 ESOP Preferred Stock. The 1997 ESOP preferred stock has a stated value of $1,000.00 per share. The 1997 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $95.00, $100.00 or $105.00 based on the Current Market Price, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1997 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1997 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1997 ESOP preferred stock, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, on the date fixed for redemption.

The 1997 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, when:

•	the 1997 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1997 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1997 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1997 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1997 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1997 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1997 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1997 ESOP preferred stock.

1998 ESOP Preferred Stock. The 1998 ESOP preferred stock has a stated value of $1,000.00 per share. The 1998 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $107.50, $112.50 or $117.50 based on the Current Market Price, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1998 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1998 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1998 ESOP preferred stock, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, on the date fixed for redemption.

The 1998 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, when:

•	the 1998 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1998 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1998 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1998 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1998 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1998 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1998 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1998 ESOP preferred stock.

1999 ESOP Preferred Stock. The 1999 ESOP preferred stock has a stated value of $1,000.00 per share. The 1999 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $103.00, $108.00 or $113.00 based on the Current Market Price, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1999 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1999 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1999 ESOP preferred stock, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, on the date fixed for redemption.

The 1999 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, when:

•	the 1999 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1999 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1999 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1999 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1999 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1999 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1999 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1999 ESOP preferred stock.

2000 ESOP Preferred Stock. The 2000 ESOP preferred stock has a stated value of $1,000.00 per share. The 2000 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $115.00, $120.00 or $125.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2000 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2000 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2000 ESOP preferred stock, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, on the date fixed for redemption.

The 2000 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, when:

•	the 2000 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2000 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2000 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2000 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2000 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2000 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2000 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2000 ESOP preferred stock.

2001 ESOP Preferred Stock. The 2001 ESOP preferred stock has a stated value of $1,000.00 per share. The 2001 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2001 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2001 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2001 ESOP preferred stock, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, on the date fixed for redemption.

The 2001 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, when:

•	the 2001 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2001 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2001 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2001 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2001 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2001 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2001 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2001 ESOP preferred stock.

2002 ESOP Preferred Stock. The 2002 ESOP preferred stock has a stated value of $1,000.00 per share. The 2002 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2002 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2002 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2002 ESOP preferred stock, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, on the date fixed for redemption.

The 2002 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, when:

•	the 2002 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2002 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2002 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2002 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2002 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2002 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2002 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2002 ESOP preferred stock.

Series B Preferred Stock. The series B preferred stock provides for quarterly cumulative dividends. Each quarterly dividend payment equals $50.00 multiplied by the dividend rate for that dividend period, divided by four. The dividend rate for a given dividend payment is equal to 76% of the highest of:

•	the three-month Treasury Bill Rate;

•	the Ten Year Constant Maturity Rate; or

•	the Twenty Year Constant Maturity Rate, as each term is used in the certificate of designations for the series B preferred stock.

In no event, however, will the dividend rate be less than 5.5% on an annual basis or greater than 10.5% on an annual basis. The series B preferred stock is subject to redemption, in whole or in part, at our option, at a per share price equal to $50.00, plus accrued and unpaid dividends thereon to the date fixed for redemption.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of series B preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of common stock, a per share amount equal to $50.00, plus accrued and unpaid dividends to the date of final distribution.

Except as required by law, the holders of series B preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. Holders of series B preferred stock have no rights to convert their shares into or exchange their shares for any other shares of our capital stock. The series B preferred stock does not have preemptive rights and is not subject to any sinking fund, and we are not otherwise obligated to repurchase or redeem the series B preferred stock. Our outstanding shares of series B preferred stock are listed on the New York Stock Exchange under the symbol “WFCPRB”.

2003 ESOP Preferred Stock. The 2003 ESOP preferred stock has a stated value of $1,000.00 per share. The 2003 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $85.00, $90.00 or $95.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2003 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2003 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2003 ESOP preferred stock, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, on the date fixed for redemption.

The 2003 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, when:

•	the 2003 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2003 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2003 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2003 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2003 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2003 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2003 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2003 ESOP preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.

Taxation

Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

•	the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement in connection with the conversion, exchange or exercise of debt securities, preferred stock, depositary shares or securities warrants and any general terms outlined in this section that will not apply to that common stock.

We have summarized the material terms and provisions of the common stock in this section. We have also filed our restated certificate of incorporation, as amended, and our bylaws as exhibits to the registration statement. You should read our restated certificate of incorporation, as amended, and our bylaws for additional information before you buy any securities which may be exercised or exchangeable for or converted into common stock.

General

Shares Outstanding. As of December 31, 2002, our authorized common stock was 6,000,000,000 shares. From these authorized shares, we had issued 1,736,381,025 shares, of which 1,685,906,507 shares were outstanding and 50,474,518 shares were held as treasury shares.

Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. Other restrictions on our ability to pay dividends are described below under “—Dividend Restrictions” and above under “Description of Preferred Stock—Outstanding Preferred Stock.”

Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors.

Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any of our remaining assets available for distribution to stockholders after we have provided for payment of all debts and other liabilities, including any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights. This means the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities.

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange and Chicago Stock Exchange under the symbol “WFC.” Wells Fargo Bank Minnesota, N.A. serves as the transfer agent and registrar for the common stock.

Fully Paid. The outstanding shares of common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Restrictions on Payment of Dividends

We are incorporated in Delaware and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

Anti-takeover Provisions Contained in the Certificate of Incorporation and Bylaws

Certain provisions of our restated certificate of incorporation, as amended, may make it less likely that our management would be changed or someone would acquire voting control of our company without our board’s consent. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Preferred Stock. Our board of directors can at any time, under our restated certificate of incorporation, as amended, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Nomination Procedures. In addition to our board of directors, stockholders can nominate candidates for our board of directors. However, a stockholder must follow the advance notice procedures described in Section 16 of our bylaws. In general, a stockholder must submit a written notice of the nomination to our corporate secretary at least 30 but not more than 60 days before a scheduled meeting of our stockholders.

Proposal Procedures. Stockholders can propose that business other than nominations to our board of directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our bylaws. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal to our corporate secretary at least 90 but not more than 120 days before the date set for the annual meeting of our stockholders.

Amendment of Bylaws. Under our bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Delaware General Corporation Law. Our stockholders also have the power to change or repeal our bylaws.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms and provisions of the purchase contracts. The prospectus supplement will describe the specific terms of the purchase contracts offered through that prospectus supplement and any general terms outlined in this section that will not apply to those purchase contracts.

We have summarized the material terms and provisions of the purchase contracts in this section. We have also filed the forms of purchase contracts as exhibits to the registration statement. You should read the applicable purchase contract for additional information before you buy any purchase contracts.

General

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more debt securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with Wells Fargo, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

We refer to the property in the above clauses as “purchase contract property.” In this section, when we refer to a unit we mean a unit consisting of purchase contracts and one or more debt securities and not any other combination of securities registered under this registration statement.

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase Contracts Issued as Part of a Unit

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement. See “—Significant Provisions of the Unit Agreement.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract’s settlement date, except that purchase contracts issued in the United States may not be so separated prior to the 91st day after the issuance of a unit;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•	whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security included in that unit.

Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will grant, sell, convey, assign, transfer and pledge the items in the following sentence, which we refer to as the “pledge,” to the collateral agent for our benefit. The pledge is a security interest in and to, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	any debt securities that are part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items”;

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent. If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. We or the unit agent may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

General Terms of Units

We will issue the units under one or more unit agreements, each referred to as a “unit agreement,” to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

We have summarized the material terms and provisions of the unit agreement below. We have also filed the form of unit agreement as an exhibit to the registration statement. You should read the unit agreement for additional information before you buy any units.

The applicable prospectus supplement relating to units consisting of one or more debt securities and purchase contracts will describe:

•	the designation and the terms of the units and of the combination of debt securities and purchase contracts constituting the units, including whether and under what circumstances the debt securities or purchase contracts may be traded separately;

•	any additional terms of the unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities or purchase contracts constituting the units; and

•	any applicable United States federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” and “Description of Purchase Contracts” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security or purchase contract included in each unit unless otherwise specified in the applicable prospectus supplement.

Significant Provisions of the Unit Agreement

Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit:

•	consents to and agrees to be bound by the terms of the unit agreement;

•	appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest; and

•	irrevocably agrees to be a party to and be bound by the terms of any purchase contract included in the unit in which that owner has an interest.

Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies. Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

•	in the case of an event of default under the debt securities or the applicable indenture, unless the procedures, including notice to us and the trustee, described in such indenture have been complied with; and

•	in the case of a failure by us to observe or perform any of our obligations under the unit agreement relating to any purchase contracts included in the unit, unless:

•	owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the unit agreement and (b) offered the unit agent reasonable indemnity;

•	the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

•	the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right.

Absence of Protections against All Potential Actions of Wells Fargo. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Wells Fargo or a highly leveraged transaction.

Modification without Consent of Holders. We and the unit agent may amend the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision;

•	add to our covenants or the covenants of the unit agent;

•	change or eliminate any provisions of the unit agreement so long as no units are outstanding or the change does not affect any unit outstanding; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	impair the right to institute suit for the enforcement of any purchase contract;

•	materially adversely affect the holders’ rights under any purchase contract;

•	reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement relating to those purchase contracts or for the waiver of any defaults under the unit agreement relating to those purchase contracts;

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the first three clauses above); or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the first three clauses above).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification and Waiver.”

Merger, Consolidation, Sale, Lease or Conveyance. The unit agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the unit agreement; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

Replacement of Unit Certificates or Purchase Contract Certificates. We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

The unit agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

•	during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by us with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by us; or

•	at any time on or after the date of settlement or redemption for any purchase contract included in the unit evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption.

Unit Agreement Not Qualified under Trust Indenture Act. The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

Title. We, the unit agent, the applicable trustee and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern. The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with debt securities, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate securities warrant agreement between us and a bank or trust company, as securities warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

•	the designation and terms of any series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	whether the securities warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

•	the offering price;

•	the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of the series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

•	the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock, depositary shares or common stock will be in registered form only.

A holder of securities warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of such securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any securities warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such securities warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

•	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•	delivering the securities warrant certificate representing the securities warrants to the securities warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then- outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them, for a period expiring 45 days after the date fixed for determining the stockholders entitled to receive such rights or warrants, to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants; or

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the offered securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the offered securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a plan should also consider whether an investment in the offered securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to other legal restrictions.

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the offered securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the offered securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

Any purchaser or holder of the offered securities or any interest in the offered securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the offered securities constitutes assets of any plan; or

•	the purchase and holding of the offered securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the offered securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the offered securities and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the offered securities have the exclusive responsibility for ensuring that their purchase and holding of the offered securities does not violate the prohibited transaction rules of ERISA or the Code.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. for sales of securities pursuant to this prospectus will not exceed 8.00%.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

One or more of our indirectly, wholly-owned subsidiaries, Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC or Wells Fargo Institutional Securities, LLC, may help place some of the securities offered under this prospectus. If this occurs, the placement will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. The underwriters, agents and dealers participating in the sale of securities offered by this prospectus will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, and Wells Fargo Investment Services, LLC, in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in any of the offered securities and each may discontinue any market-making activities at any time without notice, at its sole discretion.

We may have agreements with the underwriters, dealers and agents, including our subsidiaries mentioned above, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL OPINIONS

Mary E. Schaffner, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Schaffner may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law.

EXPERTS

The consolidated financial statements of Wells Fargo as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and accompanying prospectus is current only as of their respective dates.

Prospectus

$

Wells Fargo & Company

Principal Protected Inflation Plus Equity Notes

Linked to the

Consumer Price Index

and the S&P 500 Index®

Due                 , 2011

PROSPECTUS SUPPLEMENT

Wells Fargo Securities, LLC